Exhibit 32

Certifications
Pursuant to 18 U.S.C. Section 1350,
As adopted pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

     In connection with the Annual Report on Form 10-K of Investors Title Company, a North Carolina corporation (the “Company”) for the year ended December 31, 2009 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned officers of the Company does hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

     (i)The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and

     (ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: March 5, 2010	/s/ J. Allen Fine
J. Allen Fine
Chief Executive Officer

Dated: March 5, 2010	/s/ James A. Fine, Jr.
James A. Fine, Jr.
Chief Financial Officer

75